                                                                    EXHIBIT 10.9

Certain portions of this exhibit have been omitted based upon a request for confidential treatment. The omitted portions of this exhibit have been separately filed with the Securities and Exchange Commission.

LICENSE AGREEMENT

This agreement is made by and between Mr. Pertti Tormala, address Runeberginkatu 3 A 1, 33710 Tampere, Finland, Mr. Markku Tamminmaki, address Kukkolankatu 23, 33400 Tampere, Finland (hereinafter jointly referred to as "the Finnish Team", and

Menifix I/S (Peter Albrecht Olsen and Gert Kristensen), address Nivaenge 173, DK-2990 Niva, Denmark (hereinafter jointly referred to as "the Danish Team") and

Biocon Oy, whose registered office is at Runeberginkatu 3 A 1 33710 Tampere, Finland (hereinafter jointly referred to as "Biocon") on the other part.

1. BACKGROUND

The Finnish and Danish team are developing in cooperation a [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].

The invention is based on the [[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]. Biocon Oy is the owner of patents and know-how relating to said products.

The cooperation has proceeded on such a level that the patent shall be applied for the device in Finland during the next months.

The parties to this agreement desire to launch industrial production of this device as soon as possible.

2. DEFINITIONS

In this agreement:

a) [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] invented and developed by the team and any development hereof made by the parties.

b) "Exclusive Territory" shall mean the world.

c) "Confidential information" shall mean all scientific, commercial or technical data and information including but not limited to information relating to market reports and surveys, customer lists, trade secrets, documents, correspondence, methods, skills, practices, training, procedures, research, machinery, equipment, instruments, expertices, discoveries, inventions, improvements, data drawings, designs, calculations, specifications, techniques and processes regarding the DEVICE.

3. OBJECT OF THE AGREEMENT

The team hereby grants to Biocon the exclusive right to make or to have made, use and sell the DEVICE in the Exclusive Territory.

The team undertakes to conduct research work and to use its best efforts in order to develop further and improve the characteristics of the DEVICE.

The team shall provide Biocon with such information, specifications and data with respect to the DEVICE as shall be necessary to improve Biocon's potentially to carry out the targets in this agreement.

The team agrees to keep Biocon continuously informed of all research and development results in regard to the DEVICE during the development process.

The rights granted to Biocon include any additional modifications and improvements of the DEVICE.

Biocon shall inform the team about any changes and improvements of the DEVICE.

After the agreement of Biocon the tram can participate in international congresses and present research results [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

4. SUBLICENSES

Biocon is entitled to grant sublicenses within the Exclusive Territory at its sole discretion. Such sublicensing shall not relieve Biocon of any obligation under this Agreement. Biocon must include in possible license agreements the paragraph that the team is entitled to the royalties of all marketed Products according to this Agreement regardless which company manufactures or markets the products. Biocon is obliged to inform the team of sublicenses.

5. PATENTS

Biocon is entitled at its own expense and at its sole discretion to take any and all necessary measures in order to apply for patents for the DEVICE in the Exclusive Territory. In the patent applications the team shall be reported as the inventor and Biocon as the applicant.

Biocon is also entitled to register this agreement with the proper patent and other authorities as such time as the registration is possible in accordance with the legislation of the country in question. The team undertakes to provide Biocon with all necessary authorization and documents for these purposes. The team is entitled to receive a copy of all patent applications filed by Biocon.

6. COMMISSION

In consideration of the license granted by the team to Biocon in accordance with the terms and conditions in this agreement, Biocon agrees to pay the team a royalty net of any withholding company taxes as follows:

(a)
an initial sum of [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]. This down payment shall be divided within the teams as follows:

[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]
[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]


This payment shall be effected upon after initial presentation of any research group of results in congress or paper which results show that this method is recommendable for surgical use. This payment shall be non-refundable to the Team and shall not be credited against the royalty payments referred to hereinafter.

(b)
The amount of the royalty shall be [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] of the DEVICE sold by Biocon whilst the patent applications are still pending and not a single patent has been granted. This royalty shall be divided within the teams as follows:

[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]
[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

Provided that the patent in accordance with the above terms shall be granted Biocon agrees retroactively to pay the team an additional royalty of [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] of the DEVICE sold by Biocon for the period from signing this agreement until the granting of the said patent. This royalty shall be divided within the team on such a manner that the Danish Team shall receive of the total royalty of [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] and the Finnish Team [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].

The term "net selling price" means the gross amount billed for Products less trade or quantity discounts, transportation charges or allowances, credits or allowances, any tax, excise, or other governmental charge upon the production, sale, transportation, delivery or use of said Products.

(c)
Irrespective of sales actually made by Biocon, the minimum royalties payable to the team shall not be less than [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

- [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] in the first 12 month after initial presentation of any research group of results in a congress or paper which results show that this method is recommendable for surgical use.

- [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] in the next 12 month

- [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] in the next 12 month and [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] in each succeeding 12 months that this agreement subsists.

The right to such a part of a minimum royalty which has not accrued as aforesaid shall accrue at the end of each 12 months.

(d)
The royalty shall be paid quarterly no later than 30 days after the end of such period as evidenced by statements provided by Biocon for the previous period. Delay in payment results in payment of interest of [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] delay.

7. ACCOUNTS AND RECORDS

Biocon will keep at its principal place of business full and accurate accounts and records of all relevant invoices and other documents connected with the manufacture and sale of the DEVICE including all such particulars as will enable the royalty to be determined and will, at reasonable times permit a chartered accountant nominated by the Danish Team to inspect such documents in the possession or control of Biocon which relate in a relevant information relating to such documents and such other information as may be necessary or appropriate to enable the amount of royalties to be calculated.

8. TRADEMARK

Biocon is entitled to use any trademark of its choice for the DEVICE upon informing the team.

9. UNFAIR COMPETITION AND INFRINGEMENT OF RIGHTS

The parties shall inform one another of all acts of unfair competition and all infringements of patents or similar rights which have come to their notice. Biocon agrees to bear all expenses of any possible defensive action against such acts and infringements. The team agrees to give Biocon all information, assistance and authority to enable Biocon to ensure the necessary legal protection.

All damage collected or any profits from any action referred to above shall be for the sole benefit of Biocon.

10. SECRECY AND COMPETITION CLAUSE

The parties shall undertake to treat as strictly confidential and not to divulge to any third party any of the Confidential Information disclosed by the other party and not to make use of any such Confidential Information than in co-operation with the other party.

Once this agreement has been signed the team shall refrain from any competitive action against Biocon whether direct or indirect as regards the DEVICE or competetive products within the Exclusive Territory.

Biocon agrees during the term of this agreement to refrain from manufacturing or selling or distributing directly or indirectly any products competing with the DEVICE.


11. CHANGES IN THE MARKET SITUATION

In case the DEVICE despite of the patent granted would face competition and provided further, that this competition would have essential effects on the market situation the parties shall conduct negotiations to agree on a reduced minimum royalty, which, however shall not be reduced below [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] of the DEVICE.

On the other hand, if the sale of the DEVICE becomes a great success the parties shall conduct negotiations to agree on an increased royalty.

12. TERMS AND TERMINATION

This agreement comes into force once it has been duly signed by the parties.

Provided that a patent protecting the exploitation of the DEVICE shall be granted this agreement shall be valid in different countries until the corresponding patent rights have been expired.

Provided that the patent applications for the DEVICE shall be rejected, or if only such patents are granted which do not actually protect the industrial exploitation of the DEVICE, this agreement shall be valid for an initial period of twelve (12) years from the date hereof.

This agreement may be terminated forthwith for cause by either party if the other party fails to fulfill any of its obligations under this agreement and such default is not remedied within 30 days of the date on which a written notice hereof has been dispatched, the right to ask for damages being reserved. Notice of termination shall be given by registered letter.

The team shall have the option to terminate this agreement if Biocon is adjudged bankrupt or placed in the hand of receiver or otherwise enters into any scheme for composition with creditors or makes any assignment of all or substantially all its assets for the benefit of creditors.

In case of termination of this agreement all patent rights and know-how belongs to the Team.

13. GOVERNING LAW AND ARBITRATION

This agreement shall be governed by the laws of Sweden.

Any dispute arising out of or in connection with this agreement shall finally be settled in Stockholm without recourse to any court, in accordance with the rules of conciliation and arbitration of Central Chamber of Commerce of Sweden by one or more arbitrators designated in conformity with the rules of the above Chamber.

14. NOVELTY

The Team does not warrant the novelty of DEVICE.

15. QUALITY OF DEVICE

Biocon shall manufacture products of high quality.

The Team shall be entitled to inspect whether products manufactured under the license are of the required quality.

16. MAINTENANCE IN FORCE OF ANY PATENTS UNDER THIS AGREEMENT

Biocon shall keep in force any patents granted for the DEVICE. However, if the team and Biocon find in agreement that the patents have lost their significance e.g. because of several competitive products with equal quality, Biocon can if it desires expire the patents.

17. WIDENING OF RESEARCH

Biocon can start to deliver devices, like clamps to surgical research groups for research purposes to other countries than Denmark three (3) months after the first thirty (30) sterile clamps have been delivered to the Danish Team for research purposes.

This agreement on 6 numbered pages (1-6), has been executed in three original counterparts, one for Biocon, one for the Danish Team and one for the Finnish Team.

Copenhagen  14. 12. 1988


/s/ Pertti Tormala                   /s/ Peter Albrecht Olson
-----------------------              -----------------------------
(Pertti Tormala)                     (Peter Albrecht Olson)
                                     (Menifix I/S)

/s/ Markku Tamminmaki                /s/ Gert Kristensen
---------------------------          ------------------------
(Markku Tamminmaki)                  (Gert Kristensen)

BIOCON OY

/s/ Pertti Tormala
-----------------------